UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2024

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On February 25, 2024, NGM Biopharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Atlas Neon Parent, Inc., a Delaware corporation (“Parent”), and Atlas Neon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of The Column Group, LP (together with certain of its affiliates, “TCG”), which is the Company’s largest stockholder, holding approximately 26% of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”).

The Merger Agreement provides for, among other things, (i) the acquisition of the Company by Parent through a cash tender offer (the “Offer”) by Merger Sub for each issued and outstanding share of the Company’s Common Stock for $1.55 per share (the “Offer Price”) and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger. Subject to the terms of the Merger Agreement, the Offer Price will be paid subject to any applicable tax withholding and without interest.

Upon the unanimous recommendation of a Special Committee (the “Special Committee”) of the Company’s Board of Directors (the “Board”), the members of the Board (other than Messrs. Goeddel and Perlmutter, who recused themselves because of their relationship to TCG, and Mr. Rieflin, who recused himself because he is party to the Stockholder Rollover Agreement (as defined below)) have unanimously determined that the terms of the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders other than TCG, Parent, Merger Sub, the Rollover Stockholders (as defined below), the members of the Board and the officers of the Company subject to Section 16 of the Exchange Act (the “Unaffiliated Stockholders”), authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and, subject to the terms and conditions of the Merger Agreement, the consummation by the Company of the transactions contemplated by the Merger Agreement, declared the Merger Agreement and the transactions contemplated by the Merger Agreement advisable and recommended that the Unaffiliated Stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Parent is required to commence the Offer no later than 10 business days after the date of the Merger Agreement. The Offer will expire at one minute after 11:59 p.m., Eastern time, on the 20th business day of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, (i) each outstanding share of Common Stock of the Company (other than any shares of Common Stock (a) held in the treasury of the Company, (b) owned, directly or indirectly, by TCG, Parent, Merger Sub, any other subsidiary of Parent, or the Rollover Stockholders at the commencement of the Offer and immediately prior to the Effective Time (other than those otherwise tendered in the Offer by such stockholders), (c) irrevocably accepted for purchase in the Offer or (d) owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price without interest, less any applicable tax withholding; (ii) the vesting of each option to purchase shares of Common Stock from the Company (“Company Stock Options”) shall be accelerated and (A) each Company Stock Option that has an exercise price per share that is less than the Offer Price (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the product of (x) the total number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time multiplied by (y) the excess of the Offer Price over the applicable exercise price per share of Common Stock underlying such In-the-Money Option, and (B) each Company Stock Option that is not an In-the-Money Option will be cancelled for no consideration; and (iii) each unvested restricted stock unit ( “RSU”) of the Company that is then outstanding shall become immediately vested in full and cancelled, and, in exchange therefor, the holder of such cancelled RSU will be entitled to receive an amount in cash without interest, less any applicable tax withholding, equal to the Offer Price.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered and not validly withdrawn, equals at least a majority of all shares of Common Stock then owned by the Unaffiliated Stockholders as of the expiration of the Offer; (ii) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to certain exceptions and qualifications described in the Merger Agreement and except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)), (iii) the Company’s performance in all material respects of its obligations under the Merger Agreement and (iv) the other conditions set forth in Exhibit A to the Merger Agreement. The obligations of Parent and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing or prohibiting the consummation of the Merger, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time at which Merger Sub purchases the shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between signing and closing.

The Merger Agreement contains customary non-solicitation restrictions prohibiting the Company’s solicitation of alternative business combination transactions and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such alternative business combination transaction, subject to customary exceptions in the event of an acquisition proposal that was not solicited in violation of these restrictions and that the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines constitutes or could reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement).

The Merger Agreement contains customary termination rights for both Parent and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before June 15, 2024. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement in connection with the Company’s entry into an agreement with respect to a Superior Company Proposal, the Company will be required to pay Parent a termination fee of $2.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

If the Merger is effected, the Company’s Common Stock will be delisted from The Nasdaq Stock Market LLC and the Company’s obligation to file periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will terminate, and the Company will be privately held.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Guaranty

Concurrently with the execution of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP, affiliates of Parent, have duly executed and delivered to the Company a limited guaranty (the “Limited Guaranty”), dated as of the date of the Merger Agreement, in favor of the Company, in respect of certain of Parent and the Merger Sub’s obligations arising under, or in connection with, the Merger Agreement. The obligations under the Limited Guaranty are subject to a cap of $10 million, subject to certain other terms and conditions.

The foregoing description of the terms of the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the complete text of the Limited Guaranty, which is filed herewith as Exhibit 10.1.

Rollover Agreement

Concurrently with the execution of the Merger Agreement, TCG, who in the aggregate holds approximately 26% of the Company’s Common Stock, entered into a rollover agreement (the “TCG Rollover Agreement”) with Parent and Merger Sub, dated as of the date of the Merger Agreement. In addition, certain of the Company’s other stockholders, including the Chairman of the Board (collectively, the “Rollover Stockholders”), who in the aggregate hold approximately 22% of the Company’s Common Stock, have entered into a rollover agreement (the “Stockholder Rollover Agreement” and, together with the TCG Rollover Agreement, the “Rollover Agreements”) with Parent and Merger Sub, dated as of the date of the Merger Agreement. The Company is not a party to the Rollover Agreements. Pursuant to the applicable Rollover Agreement, TCG and each of the Rollover Stockholders have agreed, among other things, that they will not transfer or tender their shares of Common Stock subject to the applicable Rollover Agreement in the Offer and that instead (i) such shares of Common Stock will be contributed to Parent immediately prior to the closing of the Merger, and (ii) in consideration for such contribution, Parent will issue to TCG and each Rollover Stockholder, as applicable, common shares of Parent. Each Rollover Agreement provides that it will terminate in the event the Merger Agreement is terminated in accordance with its terms. Each Rollover Agreement contains other representations, warranties, and covenants of the parties thereto, as applicable, and other terms in connection with the shares of Common Stock subject to each Rollover Agreement and matters related to Parent prior to and following the closing.

Item 7.01	Regulation FD Disclosure

On February 26, 2024, the Company issued a press release announcing the Merger Agreement, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K, including in Exhibit 99.1 attached hereto, regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “estimates,” “expects,” “focused,” “continuing to,” “seeking,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to: the ability of the Company and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transactions, the Company’s and Parent’s beliefs and expectations and statements about the benefits sought to be achieved by Parent’s proposed acquisition of the Company, the potential effects of the acquisition on both the Company and Parent, the possibility of any termination of the Merger Agreement, and other statements that are not historical fact. Because such statements deal with future events and are based on the Company’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with: the timing of the Offer and the Merger; uncertainties as to how many of the Unaffiliated Stockholders will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer and the Merger may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee; the effects of disruption from the transactions contemplated by the Merger Agreement; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and other risks and uncertainties affecting the Company and its development programs, including those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings and reports that the Company makes from time to time with the SEC. Except as required by law, the Company assumes no obligation to update these forward-looking statements, which speak only as of the date they are made, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Additional Information and Where to Find It

The Offer for the outstanding shares of Common Stock of the Company referenced in this Current Report on Form 8-K has not yet commenced. This communication is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell shares of Common Stock of the Company or any other securities. This communication is also not a substitute for the tender offer materials that Parent and Merger Sub will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Parent and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO and a Transaction Statement on Schedule 13E-3 (“Schedule 13E-3”), and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and a Schedule 13E-3.

THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION / RECOMMENDATION STATEMENT AND THE SCHEDULES 13E-3 WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

When filed, the Company’s stockholders and other investors can obtain the Tender Offer Statement, the Solicitation/Recommendation Statement, the Schedules 13E-3 and other filed documents for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Investors & Media page of the Company’s website, www.ngmbio.com, or by contacting the Company at ir@ngmbio.com. In addition, the Company’s stockholders may obtain free copies of the tender offer materials by contacting the information agent for the Offer that will be named in the Tender Offer Statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

2.1*	Agreement and Plan of Merger, dated February 25, 2024, by and among NGM Biopharmaceuticals, Inc., Atlas Neon Parent, Inc. and Atlas Neon Merger Sub, Inc.

10.1*	Limited Guaranty, dated February 25, 2024

99.1	Press Release of NGM Biopharmaceuticals, Inc. dated February 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: February 26, 2024	By:	/s/ David J. Woodhouse
David J. Woodhouse, Ph.D.
Chief Executive Officer and Director